UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2015

Viavi Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 404-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 5, 2015 (the “Prior Report”), at 12:01 a.m. Eastern Daylight Time on August 1, 2015, Viavi Solutions Inc. (“Viavi”) completed the distribution of approximately eighty point one percent (80.1%) of the outstanding common stock of Lumentum Holdings Inc. to Viavi’s stockholders (the “Distribution”).  This Amendment to the Prior Report is being filed solely for the purpose of correcting an error in the unaudited pro forma condensed consolidated financial information of Viavi furnished as Exhibit 99.3 to the Prior Report, resulting in a change to the pro forma Net (loss) income calculation for the fiscal year ended June 30, 2012 as reported therein.  No other changes have been made to the Prior Report or the other exhibits filed thereto.

Item 9.01. Financial Statements and Exhibits

(b)  Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of Viavi, giving effect to the Distribution described in Item 2.01 of the Prior Report, are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference herein.

(d)                              Exhibits

99.1                        Unaudited pro forma condensed consolidated financial information of Viavi Solutions Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viavi Solutions Inc.

	By:	/s/ Amar Maletira
Amar Maletira
Chief Financial Officer

October 8, 2015